UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Current Reports on Form 8-K of Conexant Systems, Inc. (the "Company") dated March 8, 2006 and March 29, 2006 is incorporated herein by reference.

On May 10, 2006, the Company completed the sale of an additional $50 million aggregate principal amount of its 4% convertible subordinated notes due 2026 (the "Notes") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold pursuant to a Purchase Agreement, dated March 2, 2006, between the Company and Lehman Brothers Inc. (the "Initial Purchaser"), as amended by the letter agreement dated March 29, 2006 between the Company and the Initial Purchaser, under which the Initial Purchaser on May 5, 2006 exercised in full its option to purchase up to an additional $50 million aggregate principal amount of Notes. The net proceeds from the sale of the additional Notes, after deducting the Initial Purchaser's discount of $1.125 million and excluding accrued interest on the Notes, were approximately $48.875 million.

The Notes and the shares of the Company's common stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K and in the Current Reports on Form 8-K of the Company dated March 8, 2006 and March 29, 2006 is incorporated herein by reference.

Item 8.01 Other Events.

The information set forth under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" of this Current Report on Form 8-K and in the Current Reports on Form 8-K of the Company dated March 8, 2006 and March 29, 2006 is incorporated herein by reference. On May 11, 2006, the Company announced that the Initial Purchaser had exercised in full its option to purchase up to an additional $50 million aggregate principal amount of Notes. A copy of the Company's press release dated May 11, 2006 is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of the Company dated May 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

May 11, 2006	By:	J. Scott Blouin

Name: J. Scott Blouin
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated may 11, 2006